UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2012

DOLPHIN DIGITAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50621	86-0787790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Douglas Road, Executive Tower Bldg., Suite 365, Miami, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (305) 774-0405

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02      Entry into a Material Definitive Agreement

ITEM 5.02      Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 13, 2012, effective January 1, 2012 Dolphin Digital Media, Inc. (the “Company”) entered into a three (3) year employment agreement (the “Agreement”) with Mr. William O’Dowd IV, the Company’s President and Chief Executive Officer.  The Agreement provides that the initial term shall be extended for an additional two (2) year term at the option of Mr. O’Dowd.  The Agreement provides for an initial base salary of $250,000.  In addition, Mr. O’Dowd shall be able to receive an annual bonus in an amount to be determined by the Company’s Board of Directors.  In consideration of Mr. O’Dowd’s entry into the Agreement, the waiver by Mr. O’Dowd of any right to compensation for services rendered to the Company prior to the date of the Agreement, and the waiver by Mr. O’Dowd of any subsequent anti-dilution or similar rights Mr. O’Dowd has or had with respect to his equity ownership of the Company, the Company agreed to pay Mr. O’Dowd a bonus in the amount of $1,000,000 effective as of January 1, 2012.  The Company has been accruing annual bonus compensation based upon such terms.

If within one year after a “Change of Control” Mr. O’Dowd voluntarily terminates his employment, or the Company terminates Mr. O’Dowd “without cause” Mr. O’Dowd will be entitled to an amount equal to the sum of (A) his base salary for a period equal to the remainder of the term, and (B) an amount equal to the greater of (i) Mr. O’Dowd’s bonus payment for the year prior to the date of termination and (ii) the annual average of Mr. O’Dowd’s bonus payment during the two (2) years immediately prior to the date of termination.  Such amount should be paid to Mr. O’Dowd in a lump sum within thirty (30) days after the date of termination.  A “Change of Control” is defined as (i) the ownership of any person or entity, other than Mr. O’Dowd of more than forty percent (40%) of the outstanding capital stock of the Company entitled to vote for the election of directors, (ii) a merger or other similar transaction the result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other transaction hold less than eighty percent (80%) of the voting stock of the surviving entity, or a transfer of all or substantially all the property of the Company other than to an entity of which the Company owns at least eighty percent (80%) of the voting stock, or (iii) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company of the lesser of (a) three independent directors or (b) directors constituting a majority of the number directors then in office.

ITEM 3.02      Unregistered Sales of Equity Securities

ITEM 5.03      Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On September 13, 2012 the Company issued to Mr. William O’Dowd, IV, seventeen million seven hundred and one thousand three hundred and sixty-five (17,701,365) shares of common stock in consideration for his exercise of all anti-dilution rights he has or had with respect to his equity ownership of the issuer granted to Mr. O’Dowd in connection with the acquisition of Dolphin Digital Media in June 2008.

On September 13, 2012 the Company and T Squared Investments, LLC (“T Squared”) agreed to amend T Squared’s warrant “E” for 7,000,000 shares by extending the expiration date to September 13, 2015 and among other things, giving the Company a right of first refusal prior to any sale, assignment, transfer, pledge, encumbrance, or other disposition of the common shares issuable upon exercise of the “E” Warrant.  The right of first refusal shall only be applicable if the sale transaction represents greater than 20,000 shares in any given twenty-four (24) hour period.  T Squared has also granted to Mr. O’Dowd and any individual designated by him its proxy to vote any common shares underlying the Warrant upon issuance at any meeting of the shareholder’s of the Company or otherwise.  On September 13, 2012 the Company and T Squared also amended their Preferred Stock Purchase Agreement dated October 4, 2007 and subsequently amended, to provide that the Company no longer shall require the consent of T Squared to issue any common stock or securities with a conversion price below the existing conversion price of T Squared’s Convertible Preferred Stock.  In consideration for such amendment the Company executed the Warrant E extension described above and granted T Squared a three (3) year Warrant “F” to purchase seven million (7,000,000) shares of the Company’s Common Stock with an exercise price of $0.25 per share.

The Company also issued a three (3) year Warrant to Strocar Investments, LLC (“Strocar”) to purchase seven million (7,000,000) shares of the Company’s common stock with an exercise price of $0.25 per share.  Strocar shall within seven (7) days of September 13, 2012, pay the Company $35,000 in consideration for the issuance of the Warrant.

T Squared and Strocar may each continually pay to the Company an amount of money to reduce the exercise price of their Warrant until such time the exercise price of their Warrant is effectively $0.0001 per share.  Each time a payment is made to the Company, side letters will be executed by each respective party which state the new effective exercise price of their Warrant at that time.  At such time the Warrant has been paid down to an exercise price of $0.0001 per share or less the party shall have the right to exercise the Warrant by a cashless portion and hold it for six (6) months to remove the legend under Rule 144.

T Squared and Strocar have granted a right of first refusal prior to any sale, assignment, transfer, purchase, pledge, encumbrance or the disposition of any of the common shares issued upon exercise of the Warrant to the Company and in the case of Strocar to Mr. O’Dowd, for as long as he shall remain alive and not incapacitated, to purchase the shares issuable upon exercise of the Warrant.  Each has also granted Mr. O’Dowd their proxy to vote the common shares underlying their Warrant upon issuance at any meeting of the shareholders of the Company or otherwise.

The terms of the Employment Agreement, Extension Letter, and Warrants issued to T Squared and Strocar are summaries of the terms and conditions of such agreements and are qualified in their entirety by the actual agreements which are incorporated by reference and filed as exhibits to this 8-K.

ITEM 9.01      Financial Statements and Exhibits

Exhibit No.	Exhibit Description

3(1).8	Amendment to Certificate of Designation of Series A Convertible Preferred Stock*

10.1	Executive Employment Agreement between the Company and William O’Dowd IV dated September 13, 2012 and effective January 1, 2012

10.2	Amendment to Preferred Stock Purchase Agreement dated September 13, 2012 between the Company and T Squared Investments, LLC

10.3	Extension Letter dated September 13, 2012 between the Company and T Squared Investments, LLC

10.4	Form of Common Stock Purchase Warrant dated September 13, 2012 between the Company and T Squared Investments, LLC

10.5	Form of Common Stock Purchase Warrant dated September 13, 2012 between the Company and Strocar Investments, LLC

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 19, 2012	DOLPHIN DIGITAL MEDIA, INC.

	By:	William O’Dowd IV
	Name:	William O’Dowd IV
	Title:	Chief Executive Officer